EXHIBIT 99.1

CUSIP No. 02215L209	SCHEDULE 13G	Page 11 of 12 Pages

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Class A Common Stock of Kinetik Holdings, Inc., dated as of July 5, 2024, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Morgan Stanley

By:	/s/ Mustufa Salehbhai
Name:	Mustufa Salehbhai
Title:	Authorized Signatory

MS Capital Partners Adviser Inc.

By:	/s/ David Cook
Name:	David Cook
Title:	Vice President

MS Energy Partners GP LP By: MS Energy Partners GP Inc., its general partner

By:	/s/ David Cook
Name:	David Cook
Title:	Vice President

Durango Investment Holdings LLC

	By:	/s/ David Cook
	Name:	David Cook
	Title:	Vice President

Durango Midstream LLC

	By:	/s/ David Cook
	Name:	David Cook
	Title:	Vice President
July 5, 2024